                                                                   EXHIBIT T3E.5

                 OFFER TO EXCHANGE AND SOLICITATION OF CONSENTS
                      IN RESPECT OF ANY AND ALL OUTSTANDING

          10 1/2% SENIOR SUBORDINATED NOTES DUE 2008 (THE "OLD NOTES")
                                (CUSIP 929305AA1)

                                    ISSUED BY

                            SILVERLEAF RESORTS, INC.

                           NOTICE TO BENEFICIAL OWNERS

To Our Clients:


      Enclosed for your consideration is an Offer to Exchange and Solicitation of Consents dated March 15, 2002 (the "Offer to Exchange") and a form of Letter of Transmittal and Consent relating to the offer by Silverleaf Resorts, Inc. (the "Company" or "Silverleaf") to exchange for each $1,000 principal amount of the Old Notes (i) $500 principal amount of its Senior Subordinated Notes due 2007 (the "Exchange Notes"), (ii) 23,937,489 shares of Common Stock (the "Exchange Stock") which shall be allocated (based on principal amount exchanged and rounded to the nearest whole share of Exchange Stock) among the exchanging holders, and (iii) if more than 80% in principal amount of the Old Notes is exchanged, an amount of cash (said amount is hereafter referred to as the "Partial Interest Payment") equal to a pro rata share of the difference between
(a) the amount of the interest on 20% of the Old Notes that the Company would be required to pay to cure the default thereon, and (b) the amount of interest that will be actually paid to non-exchanging holders of the Old Notes. In addition, the exchanging holders shall receive an additional payment on (the "Additional Payment") in an amount equal to the amount of interest that would have accrued from October 1, 2001 through the date before the Exchange Date had the Exchange Notes been issued on October 1, 2001, which payment shall be a partial payment of the interest accruing on the Old Notes during such period. As part of the Offer to Exchange, Silverleaf is soliciting consents (the "Consents") for certain Proposed Amendments (the "Proposed Amendments") to the Indenture for the Old Notes and to other matters as described in the Offer to Exchange under the heading "The Exchange Offer and Solicitation of Consents--Description of Consents Solicited."

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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON APRIL 12, 2002 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE
OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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      The completion, execution and delivery of the Consent and Letter of
Transmittal by a Holder in connection with the tender of Notes on or prior to the Expiration Date will be deemed a Consent to the Proposed Amendments with respect to Old Notes and to other matters as described in the Offer to Exchange under the heading "The Exchange Offer and Solicitation of Consents--Description of Consents Solicited."


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      The Offer to Exchange is subject to the satisfaction of certain conditions, including the valid tender (without withdrawal) of not less than 80% in aggregate principal amount of the Old Notes outstanding on the Expiration Date and the execution of the Amended and Restated Indenture adopting the Proposed Amendments.

      Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

      This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes (and delivery thereby of the related Consents) may only be made by us as the registered holder and pursuant to your instructions. Therefore, Silverleaf urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to tender Old Notes pursuant to the Exchange Offer.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account. We urge you to read carefully the Offer to Exchange and Solicitation of Consents, the Letter of Transmittal and Consent and the other materials provided herewith before instructing us to tender your Old Notes.

      Your instructions to us, which can be made using the attached form, should be forwarded as promptly as possible to permit us to tender your Old Notes on your behalf in accordance with the provisions of the Exchange Offer. Please note that tenders of Old Notes must be received by 5:00 p.m., New York City time on Friday, April 12, 2002, unless the Exchange Offer is extended.

      Tenders of Notes may be withdrawn at any time on or prior to the Expiration Date. A valid withdrawal of tendered Notes on or prior to the Expiration Date will constitute the concurrent valid revocation of the withdrawing holder's related Consent.

      Your attention is directed to the following:

      1.  The Exchange Offer is for any and all Old Notes that are outstanding.

      2. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of your Old Notes (and thereby deliver the related Consent) on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

      3. Silverleaf's obligation to deliver the Exchange Securities and the Partial Interest Payment for tendered Old Notes is subject to certain conditions set forth in the Offer to Exchange under the caption "The Exchange Offer and Solicitation of Consents--Conditions."

      IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT (AND THEREBY DELIVER YOUR CONSENT) PURSUANT TO THE EXCHANGE OFFER, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM THAT APPEARS ON THE FOLLOWING PAGES.

      The accompanying Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or to deliver Consents.


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             INSTRUCTIONS TO REGISTERED OWNER FROM BENEFICIAL OWNER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and Solicitation of Consents by Silverleaf with respect to the Old Notes.

      THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED AND TO DELIVER THE UNDERSIGNED'S CONSENT WITH RESPECT TO THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE AND SOLICITATION OF CONSENTS DATED MARCH 15, 2002 AND IN THE LETTER OF TRANSMITTAL AND CONSENT.



     10 1/2% SENIOR SUBORDINATED NOTES DUE 2008 OF SILVERLEAF RESORTS, INC. WHICH ARE TO BE TENDERED AND AS TO WHICH CONSENT TO THE PROPOSED AMENDMENTS
 AND THE OTHER MATTERS ADDRESSED IN THE OFFER TO EXCHANGE IS TO BE GIVEN UNLESS
                              OTHERWISE INDICATED:

PRINCIPAL AMOUNT        10 1/2% SENIOR SUBORDINATED NOTES DUE 2008 OF SILVERLEAF
                        RESORTS INC. ARE TO BE TENDERED AND RELATED CONSENTS
                        GIVEN. ("YES" OR "NO")*


$

* Unless otherwise indicated, "yes" will be assumed. Any tender response indicated or assumed to be "yes" will be deemed to include a Consent to the Proposed Amendments, as well as the other matters discussed in the Offer to Exchange.

     The undersigned acknowledges that by tendering the Old Notes for exchange, the undersigned hereby instructs the registered holder to:

         1. sell, assign, transfer, exchange and tender to the Company all right, title and interest in, to and under all of the Old Notes described above,

         2.       consent to the Proposed Amendments to the Old Indenture,

         3. consent to the waiver of all existing defaults under the Old Notes and the Old Indenture,

         4. consent to the rescission of the acceleration of the Old Notes which occurred on May 22, 2001,

         5. consent to the release of the Company, its officers, directors, and affiliates from claims arising before the Exchange Date, and

         6. consent and agree to the terms and conditions of the New Indenture and the Exchange Notes.




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   PLEASE SIGN HERE
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   Signature(s):
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   Name(s) (Please Print):
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   Address(es) (including zip code):
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   Area Code and Telephone No.:                       Fax No.
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   E-mail address:
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   Tax Identification or Social Security No.:
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   My Account Number With You:
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   Date:
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